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                                  Diamond Hill
                                  ------------
                                  Investments


FOR IMMEDIATE RELEASE:
                                             Investor Contact:
                                             James F. Laird
                                             Chief Financial Officer
                                             614-255-3353
                                             E-mail: (jlaird@diamond-hill.com)

              SHACKELFORD JOINS DIAMOND HILL INVESTMENTS BOARD

     Columbus,  Ohio -- May 13, 2005, -- Diamond Hill Investment Group,
Inc. (NASDAQ:DHIL) today announced that Donald B. Shackelford was elected to the board of directors on May 12 to serve a one-year term. Mr. Shackelford is Chairman of Fifth Third Bank of Central Ohio and a director of The Progressive Corporation. David Meuse, chairman of the board stated, "Don is a good friend, a highly respected businessman and community leader with experience and insights that will be extremely valuable. Don's background with financial services, investment management and public companies makes him very well suited for this position and we are indeed fortunate that he has agreed to serve the shareholders of Diamond Hill Investments."


About Diamond Hill:

     Diamond Hill provides investment management services to individuals and institutions seeking to preserve and build wealth. The firm manages mutual funds, separate accounts, and a private investment fund. For more information on Diamond Hill, visit http://www.diamond-hill.com.


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            375 North Front Street, Suite 300, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363